4.3(a)
                                                         THIRD SUPPLEMENTAL
                                                                  INDENTURE

                            THIRD SUPPLEMENTAL INDENTURE

                                         TO

                                   TRUST INDENTURE



                             Relating to the Issuance of
                         United States Government Guaranteed
                         Ship Financing Bonds, 2000 Series,
                                  due July 15, 2000



                                       Between



                             AVONDALE INDUSTRIES, INC.,
                                      Shipowner

                                         and



                                   CHEMICAL BANK,
                                  Indenture Trustee





                           Dated:  As of February 9, 1995

                             THIRD SUPPLEMENTAL INDENTURE
                                          TO
                                   TRUST INDENTURE


                THIS THIRD SUPPLEMENTAL INDENTURE dated as of February 9, 1995 ("Third Supplemental Indenture") to Trust Indenture dated October 21, 1975 between AVONDALE INDUSTRIES, INC., a Louisiana corporation (herein called the "Shipowner") and CHEMICAL BANK (successor by merger to Manufacturers Hanover Trust Company), a New York corporation (said bank and any successor or assign hereunder, herein called the "Indenture Trustee").

          RECITALS:

               (a) Avondale Shipyards, Inc. and the Indenture Trustee entered into that certain Trust Indenture, dated October 21, 1975 (the "Original Indenture") providing for the issuance of $8,148,000 aggregate principal amount of 8.80% Series A Sinking Fund Bonds, due July 15, 1986 (the "Series A Bonds") and $10,864,000 aggregate principal amount of 9.30% Series B Sinking Fund Bonds, due July 15, 2000 (the "Series B Bonds");

               (b) On September 16, 1985, Avondale Industries, Inc., a Delaware corporation ("Avondale"), and the Indenture Trustee executed an Assumption Agreement and Supplemental Indenture supplementing the Original Indenture to reflect the merger of Avondale Shipyards, Inc. into Avondale;

               (c) On March 13, 1991, Avondale, the Shipowner, the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, and the Indenture Trustee executed a Master Assumption Agreement, Supplemental Indenture No. 2 and Amendment to Title XI Finance Agreements further supplementing the Original Indenture to reflect the merger of Avondale into the Shipowner;

               (d) Immediately prior to the execution and delivery of this Third Supplemental Indenture, the Series B Bonds were outstanding, all of which have been duly called for redemption and funds sufficient for the payment thereof on the Redemption Date have been deposited with the Indenture Trustee (including interest to the Redemption Date together with premium thereon) together with irrevocable instructions from the Shipowner to the Indenture Trustee to pay the Bondholders with such funds;

               (e) The Shipowner, pursuant to resolutions duly adopted by its Board of Directors, has determined that it is advisable to further supplement the Indenture under and in accordance with the provisions thereof to create an additional issuance of bonds to be designated "United States Government Guaranteed Ship Financing Bonds, 2000 Series" (hereinafter called the "Obligations"), which will refinance, through a redemption, the Series B Bonds and to issue $4,268,000 principal amount of additional bonds more particularly described in Article First hereof and maturing not later than July 15, 2000; and

               (f) On the date hereof, the Secretary will execute and deliver Amendment No. 3 to the Authorization Agreement, relating to the United States Government Guarantees of the Obligations.
               NOW, THEREFORE, pursuant to Article X of Exhibit 1 to the Indenture, in consideration of the premises, of the mutual covenants herein contained, of the purchase of the Obligations by Holders thereof, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of all the present and future Holders of the Obligations, the parties hereto agree as follows:

                                    ARTICLE FIRST

                         ADDITIONS, DELETIONS AND AMENDMENTS

               (a) Concerning Article Second of the Special Provisions to the Indenture. Article Second of the Special Provisions to the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                    "(a) The Obligations shall  be  designated "United
               States Government Guaranteed Ship Financing Bonds, 2000 Series". The aggregate principal amount of the Obligations which may be issued under this Indenture shall not exceed $4,268,000 except as provided in Sections 2.09, 2.10, 2.12 and 3.10(b) of Exhibit 1 hereto. (b) The Obligations, the Guarantees thereof, and the Indenture Trustee's authentication certificate to be endorsed thereon shall be substantially in the forms set forth in Exhibit 2 hereto. (c) The
               Obligations shall be in denominations of $250,000 or any whole multiple of $1,000 in excess of $250,000; provided, however, that if the principal amount of the Bonds of any holder thereof is reduced below $250,000 as a result of a redemption payment or repurchase by the Company, then Bonds may be issued in such lesser amount. (d) The Shipowner shall at all times cause to be maintained in Avondale, Louisiana an office or agency for the purposes specified in Section 5.03 of
               Exhibit 1 to this Indenture. (e) The Indenture Trustee shall at all times have its Corporate Trust Office in the City of New York, State of New York."

               (b) Concerning Article Third of the Special Provisions to the Indenture. Article Third of the Special Provisions to the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

                    "(a) Mandatory   Sinking  Fund  Redemptions.   The
               Bonds are subject to redemption at a redemption price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable sinking fund Redemption Date, through the operation of a mandatory sinking fund providing for the semi-annual redemption on January 15 and July 15 of each year, commencing July 15, 1995, at 100% of the principal amount thereof plus interest accrued thereon to the date of redemption, of $388,000 principal amount of Bonds (or such lesser principal amount of Bonds as shall then be outstanding), plus accrued interest. Notwithstanding the foregoing provisions of this subsection (a), if the principal amount of Outstanding Bonds shall be reduced by reason of any redemption pursuant to Sections 3.04 or 3.05 of Exhibit 1 to this Indenture, the principal amount of Bonds to be redeemed pursuant to this subsection (a) on each subsequent mandatory sinking fund Redemption Date for such Bonds shall be reduced by an amount equal to the principal amount of such Bonds retired by reason of such redemption pursuant to Sections 3.04 or 3.05 of Exhibit 1 hereto divided by the number of mandatory sinking fund Redemption Dates (including the Stated Maturity of such Bonds) scheduled thereafter (subject to such increase as shall be necessary so that the total principal amount of Bonds to be redeemed on any such sinking fund redemption date shall be an integral multiple of $1,000); provided, however, that the entire unpaid principal amount of the Outstanding Bonds shall be paid not later than July 15, 2000. The Shipowner shall, in accordance with Section 3.02(d) of Exhibit 1 hereto, promptly after each redemption pursuant to said
               Section 3.04, furnish to the Secretary, the Indenture Trustee and each Holder of an Obligation a revised table of sinking fund payments reflecting the reductions made pursuant to this subsection (a) as a result of such redemption.

                    In lieu of making all or  any  part  of  any  such
               mandatory sinking fund redemption of Bonds, the Shipowner may, at its option, receive credit for Bonds not previously so credited or applied to reduce the principal amount of Bonds Outstanding, (i) redeemed by the Shipowner pursuant to the optional redemption provision provided for in subsection (b) of this Article, (ii) redeemed by the Shipowner pursuant to the optional redemption provision provided for in subsection (c) of this Article, or (iii) purchased or acquired by the Shipowner (otherwise than by redemption) and delivered to the Indenture Trustee for cancellation pursuant to Section 2.13 of Exhibit 1 hereto. The Bonds so credited or applied shall be credited or applied, as the case may be, by the Indenture Trustee, at 100% of the principal amount thereof. If the Shipowner shall elect to receive credit or application as aforesaid in lieu of making all or part of any mandatory sinking fund redemption, it shall deliver to the Indenture Trustee, at least 40 days but not more than 60 days prior to the due date for such mandatory sinking fund redemption, a Request
               (i) specifying the principal amount of Bonds so optionally redeemed or otherwise acquired and so to be credited or applied, as the case may be, and (ii) stating that no such Bonds have theretofore been made the basis of any such credit or application as aforesaid and that none of such Obligations are subject to the terms of any agreement or contract between the Secretary, the Shipowner and/or any other person restricting the Shipowner's right to apply any such Obligations as a credit pursuant to the terms of this subsection (a), together with the Bonds (uncancelled) for which such credit or application is so requested (unless such Bonds shall theretofore have been delivered to the Indenture Trustee).

                    (b) Optional Sinking Fund Redemptions. At its option, the Shipowner may redeem on any mandatory sinking fund Redemption Date, at a redemption price equal to 100% of the principal amount thereof, plus the Make-Whole Amount determined for the mandatory sinking fund Redemption Date with respect to the additional principal amount to be redeemed, together with interest accrued thereon to such date, an additional principal amount of Bonds up to the principal amount of Bonds required to be redeemed under the first paragraph of subsection (a) of this Article on such date and before any credit pursuant to the last paragraph of subsection
               (a) of this Article. The right to make any such optional sinking fund redemption shall not be cumulative. If the Shipowner shall elect to make any such optional sinking fund redemption, the Shipowner shall, at least 40 days but not more than 60 days prior to such mandatory sinking fund Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its right as set forth in this subsection (b) to make such optional sinking fund redemption and specifying the additional principal amount of Bonds which the Shipowner intends to redeem on such mandatory sinking fund Redemption Date. The Request shall be accompanied by an Officer's Certificate as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such Request were the date of redemption), setting forth the details of such computation. The Indenture Trustee shall deliver such Officer's Certificate to each Holder along with the notice of redemption required by Section 3.08 of the general provisions of the Indenture. Two Business Days prior to such redemption, the Shipyard Owner shall deliver to the Indenture Trustee and each Holder an Officer's Certificate specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.

                    (c) Optional Redemptions of Bonds at Premium. At its option, the Shipowner may redeem the Bonds, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount thereof, plus the Make-Whole Amount determined for the Redemption Date with respect to the principal amount to be redeemed, together with interest accrued thereon to the date fixed for redemption. If the Shipowner shall elect to make any such optional redemption, the Shipowner shall, at least 40 days but not more than 60 days prior to the date fixed for redemption, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its rights as above set forth to make such optional redemption and specifying the Redemption Date, and the principal amount of Bonds which the Shipowner intends to redeem on such date. The Request shall be accompanied by an Officer's Certificate as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such Request were the date of redemption), setting forth the details of such computation. The Indenture Trustee shall deliver such Officer's Certificate to each Holder along with the notice of redemption required by Section 3.08 of the general provisions of the Indenture. Two Business Days prior to such redemption, the Shipowner shall deliver to the Indenture Trustee and each Holder an Officer's Certificate specifying the calculation of such Make-Whole Amount as of the specified Redemption Date."

               (c) Concerning Article Fourth of the Special Provisions to the Indenture. Article Fourth of the Special Provisions to the Indenture is hereby deleted in its entirety.

               (d) Concerning Article Fifth of the Special Provisions to the Indenture. Article Fifth of the Special Provisions to the Indenture is hereby renamed "Article Fourth".
               (e)  Concerning   Exhibit   1  to  the  Original  Indenture.
          Exhibit 1 to the Original Indenture is hereby deleted in its entirety and Exhibit 1 to Trust Indenture in the form attached hereto as Exhibit 1 to this Third Supplemental Indenture is inserted in lieu thereof.

               (f) Concerning Exhibits 2-A and 2-B to the Original Indenture. Exhibits 2-A and 2-B to the Original Indenture are hereby deleted in their entirety and Exhibit 2 to Trust Indenture in the form attached hereto as Exhibit 2 to this Third Supplemental Indenture is inserted in lieu thereof.

               (g)  Concerning Article Sixth of the Special  Provisions  to
          the Indenture. Article Sixth of the Special Provisions to the Indenture is hereby renamed "Article Fifth" and is hereby deleted in its entirety and the following is inserted in lieu thereof:

               "The following additions, deletions and amendments are hereby made to Exhibit 1 to this Indenture:

                    (a)  Concerning  Section  2.04.  The Shipowner and
               the Indenture Trustee shall not enter into any Supplemental Indenture, and the Indenture Trustee shall not enter into any supplement to the Authorization Agreement, pursuant to Section 2.04 of Exhibit 1 to this Indenture, except to provide for the issuance of additional Obligations of any series and Stated Maturity theretofore issued or of one or more additional series for the purpose of aiding in financing or refinancing the construction, reconstruction or reconditioning of the Vessel or to refund Obligations issued for such purpose.

                    (b) Concerning Section 2.12. With respect to clause (1) of the proviso to Section 2.12 of Exhibit 1 to the Indenture, a written agreement of indemnity which is satisfactory in form and substance to the
               Secretary, the Shipowner and the Indenture Trustee executed and delivered by an institutional Holder having a capital and surplus of at least $100,000,000 shall be considered sufficient indemnity to the Secretary, the Shipowner and the Indenture Trustee in connection with the execution, authentication and delivery of any new Obligation or the making of any payment as contemplated by said Section 2.12.

                    (c) Concerning Payment of the Bonds. Notwithstanding anything to the contrary in Exhibit 1 hereto, the Bonds to be issued hereunder shall be payable (other than in the case of a redemption in whole of any of the Bonds or upon the maturity of any of the Bonds) as to principal, premium, if any, and interest, at an office or agency maintained by the Shipowner for such purpose at the Corporate Trust Office of the Indenture Trustee, or, at the option of the Shipowner, as to payments of principal, premium, if any, or interest by check mailed by such Corporate Trust Office to the addresses of the Obligees as such addresses shall appear in the Obligation Register, subject in any event to the provisions hereof concerning home office payment. Upon redemption in whole of any of the Bonds or upon maturity of any of the Bonds, the principal, premium, if any, and interest due thereon shall be paid by check to the addresses of the Obligees as such addresses shall appear in the Obligation Register, subject to the provisions hereof concerning home office payment, only upon surrender of any such Bond, by mail or other means, to the Indenture Trustee at the office of the Indenture Trustee set forth herein. The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed by such

               Corporate Trust Office to the addresses of the Obligees as provided above, if payment is to be made by check or, if payment is to be made by wire transfer or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited or, if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date payment was due. The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.

                    (d) Concerning Section 3.04. In the ninth line of Section 3.04 of Exhibit 1 to this Indenture, delete the words '45 days' and substitute in lieu thereof, the words 'at least 30 but not more than 60 days'.

                    (e) Concerning Selection of Bonds to be Redeemed. Notwithstanding the provisions of Section 3.07(b) of Exhibit 1 to this Indenture, (i) if less than all the Bonds are to be optionally redeemed under any of the provisions contained or referred to in Article Third hereof or Article III of said Exhibit 1, the Indenture Trustee shall select for redemption Bonds of the Stated Maturity or Stated Maturities and (ii) if less than all the Bonds of a particular Stated Maturity are to be redeemed under any provisions contained or referred to in Article Third hereof or Article III of
               Exhibit 1 to this Indenture, the Indenture Trustee shall select the particular Bonds and/or portions ($1,000 or any integral multiple thereof) of Bonds to be redeemed on the Redemption Date by allocating the principal amount to be redeemed among the Holders of Bonds of such Stated Maturity in proportion to the respective principal amount of Bonds of such Stated Maturity registered in their respective names.

                    (f) Concerning References to Section 3.09(b). All cross-references to Section 3.09(b) made in Exhibit 1 hereto shall be deemed to refer to Section 3.10(b) of
               Exhibit 1 hereto.

                    (g) Concerning Home Office Payment. Notwithstanding any terms of this Indenture or the Obligations to the contrary, the Shipowner may enter into an agreement with any Holder of an Obligation providing for payment to such Holder by certified or official bank check or, at the request of such Holder, by credit to an account maintained by the Holder with the Indenture Trustee or by wire transfer of the principal of and the premium, if any, and interest on such Obligation or any part thereof at a place other than the place or places specified in such Obligation as the place for such payment, and for the making of notation, if any, of such payment on such Obligation by such Holder or by an agent of the Shipowner or of the Indenture Trustee without presentation of such Obligation. The Shipowner will furnish to the Indenture Trustee a copy of each such agreement within 10 days prior to any payment date.

                    The Indenture Trustee hereby consents to such agreement
               contained in Section 7 of the Bond Purchase Agreement dated as of February 2, 1995, between the Shipowner and the purchasers named in Schedule 1 thereto and hereby acknowledges receipt of a copy thereof.

                    (h) Concerning Section 6.09. In the fifth line of Section 6.09 of Exhibit 1 to this Indenture, after the word 'parties', and before the comma, add the following phrase '(including the expiration of all notice and cure periods provided for thereunder)'.

                    (i)  Concerning    Section   7.02.    The   amount
               '$3,000,000' in Section 7.02 of Exhibit 1 hereto is hereby deleted and there is substituted therefor the amount '$25,000,000.'

                    (j)  Concerning  Section  10.01.  Paragraph (2) of
               Section 10.01 of Exhibit 1 to this Indenture is deleted and the following substituted in lieu thereof:

                    '(2) to evidence the succession  pursuant  to
                    Article VIII of another corporation or entity to the Shipowner or any assumption of all or a part of the obligations of the Shipowner hereunder;'.

                    (k) Concerning Notices. (1) Subject to the provisions of Section 13.01 of Exhibit 1 to this Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary shall be deemed to have been sufficiently given or made when addressed to:


               The Indenture Trustee as:     CHEMICAL BANK
                                             450 West 33rd Street
                                             New York, New York  10001
                                             Attention:Corporate Trust
                                                       Department


               The Shipowner as:             AVONDALE INDUSTRIES, INC.
                                             5100 River Road
                                             Avondale, Louisiana  70094
                                             Attention:Thomas M. Kitchen

               The Secretary as:             SECRETARY OF TRANSPORTATION
                                             c/o Maritime Administrator
                                             Department of Transportation
                                             400 Seventh Street, SW
                                             Washington, D.C. 20590

                    (2) The phrase 'in the manner provided in Section 6.04(c)' is hereby deleted wherever such phrase appears in Sections 7.02(b) and 10.04, and substituted in lieu thereof is the phrase 'by first class mail, postage prepaid'."

               (h) Concerning Schedule A. Schedule A to the Indenture is amended by (1) deleting the definitions for the terms "Series A Bonds" and "Series B Bonds" in their entirety, (2) deleting the definitions for the terms "Act", "Obligation" and "Secretary" and inserting in lieu thereof the following:

                    "'Act'  means  the  Merchant  Marine Act, 1936, as
               amended and in effect on the date of the Third Supplemental Indenture.

                    'Obligation'  means each, and 'Obligations'  means
               every, obligation of the Shipowner, including without limitation the Bonds, bearing a Guarantee and authenticated and delivered pursuant to the Indenture and the Authorization Agreement.

                    'Secretary', means the Secretary of Transportation
               or any official or body from time to time duly authorized to perform the duties and functions under Title XI of the Act (including the Maritime Administrator, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator and other officials of the Maritime Administration)."; and

                    (3)  adding the following definitions:

                    "'Amendment  No.  3  to  Authorization  Agreement'
               means the Amendment, No. 3 to Authorization Agreement dated as of February 9, 1995, between the Secretary and the Indenture Trustee, as originally executed.

                    'Make-Whole Amount' means, with respect to any Bond, an
               amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                         'Called Principal'  means,  with  respect  to  any
                    Bond, the principal of such Bond that is to be optionally redeemed pursuant to Subsections (b) or (c) of Article Third of the Special Provisions of the Indenture.

                         'Discounted  Value'  means,  with  respect  to the
                    Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled payment dates to the Redemption Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                         'Reinvestment Yield' means,  with  respect  to the
                    Called Principal of any Bond, 35 basis points (.35 percent) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Redemption Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Redemption Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Redemption Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Redemption Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
                    (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and
                    (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                         'Remaining  Average  Life'  means, with respect to
                    any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing
                    (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Redemption Date with respect to such Called Principal and the scheduled payment date of such Remaining Scheduled Payment.

                         'Remaining Scheduled Payments' means, with respect
                    to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Redemption Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled payment date, provided that if such Redemption Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Redemption Date and required to be paid on such Redemption Date pursuant to Subsections (b) or (c) of Article Third of the Special Provisions of the Indenture.

                    'Original Indenture'  means  the  Trust Indenture dated
               October 21, 1975 between the Shipowner and the Indenture Trustee, as originally executed.

                    'Secretary's  Supplemental   Indenture'   means  a
               supplemental indenture evidencing the succession pursuant to Section 6.09 of Exhibit 1 to the Indenture of the Secretary to the Shipowner and the assumption by the Secretary of the Obligations of the Shipowner under the Indenture.

                    'Third  Supplemental  Indenture'  means the  Third
               Supplemental Indenture dated as of February 9, 1995, between the Shipowner and the Indenture Trustee."

                                    ARTICLE SECOND

                                    MISCELLANEOUS

               (a)  The Indenture Trustee  accepts the modifications of the
          Indenture hereby effected only upon the terms and conditions set forth in the Original Indenture as supplemented and amended through the date hereof and by the Third Supplemental Indenture. Without limiting the generality of the foregoing, the Indenture Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of the Shipowner and the Indenture Trustee makes no representations as to the validity or the sufficiency of this Third Supplemental Indenture.

               (b) Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein and defined in Schedule A to the Indenture shall have the respective meanings specified in said Schedule A.

               (c) This Third Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

               (d) This Third Supplemental Indenture shall be construed with and as part of the Indenture.

               (e) In the event of any conflict in, or inconsistency between the Special Provisions of the Indenture and Exhibit 1 to the Indenture, said Special Provisions shall control.

               (f) The Indenture, as amended and supplemented by this Third Supplemental Indenture, is in all respects confirmed and shall remain in full force and effect.

               (g) The Indenture, as amended and supplemented by this Third Supplemental Indenture, and each Obligation shall be governed by the laws of the State of New York and, to the extent applicable, the laws of the United States.

                     [Remainder of page intentionally left blank]

                                         -1-
               IN WITNESS WHEREOF, this Third Supplemental Indenture has been duly executed and delivered as of the day and year first above written.

                                             AVONDALE INDUSTRIES, INC.,
                                                          as Shipowner

                                              BY:/s/ Thomas M. Kitchen
                                                 ---------------------
                                                 Thomas M. Kitchen, Vice
                                                  President

          (SEAL)

          Attest:

          By:/s/ Bruce L. Hicks
             ------------------
          Bruce L. Hicks, Assistant Secretary



                                             CHEMICAL BANK,
                                                      as Indenture Trustee

                                              BY:/s/ Gregory McFarlane
                                                     -----------------
                                                 Gregory K. McFarlane,
                                                 Vice President

          (SEAL)

          Attest:

          By: (Signature Unreadable)

                            A C K N O W L E D G E M E N T


          DISTRICT OF COLUMBIA

          CITY OF WASHINGTON

               On this the 9th day of February, 1995, before me personally appeared Thomas M. Kitchen, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Avondale Industries, Inc., a Louisiana corporation, one of the parties described in and which executed the foregoing instrument; and that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

                                    /s/ Linda E. Waltz
                                    ------------------
                                        Notary Public

          (Notarial Stamp and Seal)

          My Commission expires:  My commission expires April 30, 1999


          STATE OF NEW YORK

          COUNTY OF NEW YORK

               On this the 9th day of February, 1995, before me personally appeared Gregory K. McFarlane, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Chemical Bank, the New York banking corporation described in and which executed the foregoing instrument; and that he signed his name thereto by like authority.

                                    /s/ Annabelle DeLuca
                                        -----------------
                                        Annabelle DeLuca
                                        Notary Public

          (Notarial Stamp and Seal)

          My Commission expires:  7/15/95

                                                                2000 Series



                       CONSENT OF THE UNITED STATES OF AMERICA
                         TO THE THIRD SUPPLEMENTAL INDENTURE


               Reference is made to the foregoing Third Supplemental Indenture (the "Third Supplemental Indenture") dated as of February 9, 1995, between Avondale Industries, Inc. (the "Shipowner") and Chemical Bank (successor in interest to Manufacturers Hanover Trust Company), Indenture Trustee, supplementing a Trust Indenture dated October 21, 1975 (said Trust Indenture, as supplemented to the date hereof herein called the "Indenture").

               The United States of  America,  represented by the Secretary
          of   Transportation,   acting   by  and  through   the   Maritime
          Administrator hereby:

                    (1)  Consents to the issuance  of  the Obligations
               which   are   described   in   the  Third  Supplemental
               Indenture;

                    (2)  Approves the form of the  Third  Supplemental
               Indenture; and

                    (3) Consents to the execution and delivery of the Third Supplemental Indenture by the Shipowner and the Indenture Trustee.

               Capitalized terms used herein without definition shall have the respective meanings set forth in Schedule A to the Indenture.

               Dated:As of February 9, 1995

                                             UNITED STATES OF AMERICA
                                             SECRETARY OF TRANSPORTATION

                                             BY: MARITIME ADMINISTRATOR

                                            BY: /s/ Joel C. Richard
                                                -------------------
                                                Joel C. Richard
                                                  Secretary
                                                Maritime Administration

          [Seal]

          Attest:

          By: /s/ Sarah J. Johnson
              --------------------
              Sarah J. Johnson
                 Assistant Secretary
               Maritime Administration

4.3(b)


                                                            AMENDMENT NO. 5
                                                                         TO
                                                      TITLE XI RESERVE FUND
                                                    AND FINANCIAL AGREEMENT

                                                               CONTRACT NO.
                                                                    MA-8085


                                                       Contract No. MA-8085

4.3(b)                                   AMENDMENT NO. 5

                                          TO

                                       TITLE XI

                         RESERVE FUND AND FINANCIAL AGREEMENT

               This Amendment No. 5 to Title XI Reserve Fund and Financial Agreement ("Amendment No. 5") dated February 9, 1995, between Avondale Industries, Inc., a Louisiana corporation (the "Company"), and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (successor by operation of law to the Secretary of Commerce, acting by and through the Assistant Secretary of Commerce for Maritime Affairs) (the "Secretary"), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended.

                                       RECITALS

               A. The Company and the Secretary entered into the Title XI Reserve Fund and Financial Agreement, dated October 21, 1975 (the "Original Agreement"), in connection with the financing of the vessel named AVONDALE DRYDOCK;

               B. The Original Agreement was amended by Assumption Agreement and Amendment No. 1 to Title XI Reserve Fund and Financial Agreement ("Amendment No. 1") on September 16, 1985, by Amendment No. 2 to Title XI Reserve Fund and Financial Agreement on March 27, 1987 ("Amendment No. 2"), by Master Assumption Agreement, Supplemental Indenture No. 2 and Amendment to Title XI Financing Agreements on March 13, 1991 ("Amendment No. 3") and by Amendment to Title XI Reserve Fund and Financial Agreement dated as of April __, 1993 ("Amendment No. 4"; and, together with the Original Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 herein called the "Agreement"); and,

               C. The Company desires to amend the Agreement at the request of the Secretary as a condition to the Secretary's consent to the refinance by the Company of its United States Government Guaranteed Ship Financing Bonds, Series B.

               NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE FIRST

                         ADDITIONS, DELETIONS AND AMENDMENTS

               1. Concerning Article First of the Special Provisions of the Agreement. Article First of the Special Provisions of the Agreement is hereby amended by deleting the "and" at the end of subparagraph (2); replacing "Shipowner." at the end of subparagraph (3) with "Avondale Industries, Inc., a Louisiana corporation;"; and adding the following clauses at the end thereof:

                    "(4) The   capitalized   terms   used  herein  but
               otherwise not defined herein shall have the respective meanings ascribed to them in Schedule X to the Security Agreement, Contract No. MA-8083, dated October 21, 1975, as amended through the date hereof and from time to time; and

                    (5) Capitalized terms used herein which are defined in the General Provisions attached hereto as
               Exhibit 1 shall have the respective meanings stated in such General Provisions unless otherwise defined pursuant to subparagraph 4 of this Article First."

               2. Concerning Article Second of the Special Provisions of the Agreement. Article Second of the Special Provisions of the Agreement is hereby amended by adding the following sentence to the end thereof:

                    "Where  a  provision of the General Provisions has been
               modified or superseded by a provision of the Special Provisions, all references in the General Provisions to the modified or superseded sections shall be deemed to refer to such sections as so modified or superseded."

               3. Concerning Article Third of the Special Provisions of the Agreement. Article Third of the Special Provisions to the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

               "The following additions, deletions and amendments are hereby made to Exhibit 1 hereto:

                    (a)  Concerning Section 1 of Exhibit 1:

                         (1) Concerning Subsection 1(d). Subsection 1(d) of Exhibit 1 is amended by adding after the word 'entity,' the phrase, 'except for guarantees of the obligations of American Heavy Lift Shipping Company,'.

                    (b)  Concerning Section 2 of Exhibit 1:

                         (1)  Concerning Subsection 2(a).   Subsection 2(a)
                    of Exhibit 1 hereto is amended by adding the following sentence at the end of thereof:

                         'Wherever  reference  is  made  in  this
                         Exhibit  1  to Title XI Reserve Fund and
                         Financial  Agreement  to  the  Title  XI
                         Reserve Fund  special  joint  depository
                         account, such reference shall be changed
                         to a separate depository account held by
                         the  Title  XI Reserve Fund  Depository-
                         Bailee,  as  bailee,   in  the  name  of
                         "Avondale Industries, Inc., entirely as collateral for the United States of America, represented by the Secretary of Transportation acting by and through the Maritime Administrator (the "Secretary") and held by the Depository-Bailee solely and exclusively for the Secretary.'

                    (c)  Concerning Section 8 of Exhibit  1.   Section 8 is
               amended by adding the following paragraph thereto:

                         'All   amounts  held  by  the  Title  XI
                         Reserve  Fund  Depository,  at  whatever
                         time, pursuant to the provisions  of the
                         Depository   Agreement,  whether  money,
                         instruments,    negotiable    documents,
                         chattel  paper,  proceeds   thereof,  or
                         otherwise, shall constitute and be held by said Depository-Bailee (as bailee) solely and exclusively as bailee for the Secretary as security for the payment and performance of any and all of the Company's Secretary's Notes.'

                    (d)  Concerning Section 13 of Exhibit 1:

                         (1) Concerning Subsection 13(a). Pursuant to Subsection 13(a), the Company hereby certifies that it meets the conditions to make the election contemplated by Section 2(b)(2)(D) of Exhibit 1 hereto and elects to be governed by Subsections 13(b) and (c) of Exhibit 1 hereto, as amended herein, and the Secretary consents hereby to such election. From the date hereof, the covenants set forth in Section 12 of Exhibit 1 hereto shall not apply to the Company and shall have no applicability to the Company under any circumstances whatsoever.

                         (2) Concerning Subsection 13(b). The covenants in Subsection 13(b) will not apply if the transaction or event contemplated by the covenant occurs within the Company's consolidated group.

                         (3) Concerning Subsection 13(b)(9). The provisions of Subsection 13(b)(9) are hereby amended so as to add the phrase, 'except for leases with respect to equipment leased or rented in the normal course of business,' after the parenthetical phrase '(having a term of six months or more)' and provide that the aggregate annual payments of charter hire and rent for which the Company may become liable (directly or indirectly) under charters and leases (having a term of six months or more), except for leases with respect to equipment leased or rented in the normal course of business, shall not exceed $4,000,000.

                         (4) Concerning Subsection 13 (b)(12). Subsection 13(b)(12) of Exhibit 1 hereto is amended by deleting the words 'or have' appearing at the beginning thereof.
                         (5) Concerning Subsection 13(b)(13). Subsection 13(b)(13) of Exhibit 1 hereto is amended by deleting the word 'and' before the number '(ii)' and substituting a comma therefor, and, after the last word thereof, namely, 'exists', adding a comma and the phrase 'and (iii) loans, mortgages, liens, charges, security interests, encumbrances and indebtedness approved, consented to or permitted by the Secretary, and the refinancing or renewal thereof on terms and conditions substantially similar to those approved, consented to or permitted by the Secretary (with ten
                    (10) days written notice to the Secretary prior to the closing of such refinancing or renewal), whether (xx) prior to, as of the date of, or after the applicability of this Subsection 13(b) to the Company or (yy) permitted under Subsection 13(c) hereof prior to the applicability of this Subsection 13(b) to the Company.'

                         (6) Concerning Subsection 13(c)(1). Subsection 13(c)(1) of Exhibit 1 hereto is deleted in its entirety and the following is substituted therefor:

                              '(1) Make   any   distribution   of
                              earnings,   except   as    may   be
                              permitted by (A), (B) or (C) below:

                                   (A)  From retained earnings in
                              an amount specified in subparagraph
                              (C)  below  provided  that  in  the
                              fiscal    year    in    which   the
                              distribution  of earnings  is  made
                              there is no operating  loss  to the
                              date   of   such  payment  of  such
                              distribution  of  earnings  and (i)
                              there was no operating loss in  the
                              immediately  preceding three fiscal
                              years, or (ii) there was a one-year
                              operating    loss     during    the
                              immediately preceding three  fiscal
                              years, but (x) such loss was not in
                              the  immediately  preceding  fiscal
                              year,  and  (y)  there was positive
                              net  income  for  the   three  year
                              period;

                                   (B)  If    distributions    of
                              earnings may not  be made under (A)
                              above, a distribution  can  be made
                              in  an  amount  equal  to the total
                              operating   net   income  for   the
                              immediately preceding  three fiscal
                              year  period,  provided  that   (i)
                              there  were no two successive years
                              of operating  losses,  (ii)  in the
                              fiscal    year    in   which   such
                              distribution is made  there  is  no
                              operating  loss to the date of such
                              distribution,    and    (iii)   the
                              distribution or earnings made would
                              not  exceed an amount specified  in
                              subparagraph (C) below;

                                   (C)  Distributions of earnings
                              may be  made from earnings of prior
                              years in  an aggregate amount equal
                              to (i) 40 percent  of the Company's
                              total net income after tax for each
                              of  the  prior  years,   less   any
                              distributions  that  were  made  in
                              such  years;  or (ii) the aggregate
                              of the Company's  total  net income
                              after  tax  for  such  prior  years
                              provided  that  after  making  such
                              distribution,  the  Company's  Long
                              Term  Debt  does not exceed its Net
                              Worth.  In computing net income for
                              purposes of this  subparagraph (C),
                              extraordinary gains,  such as gains
                              from the sale of assets,  shall  be
                              excluded;'

                         (7) Concerning Subsection 13(c)(3). The provisions of Subsection 13(c)(3) of Exhibit 1 hereto are hereby amended and restated in their entirety to read as follows:

                              '(i) Sell,  mortgage,  transfer  or
                              demise  charter the Vessel  or  any
                              assets (except  for  any  assets in
                              inventory   and/or   the   proceeds
                              thereof)   to   any   non-Affiliate
                              except  as permitted in  Subsection
                              13(c)(7)   below;   or  (ii)  sell,
                              mortgage,   transfer   or    demise
                              charter  the  Vessel  or any assets
                              (except for any assets in inventory
                              and/or the proceeds thereof)  to an
                              Affiliate  unless  such transaction
                              is  (a) at a fair market  value  as
                              determined    by   an   independent
                              appraiser   acceptable    to    the
                              Secretary,  and,  (b)  a total cash
                              transaction  or, in the case  of  a
                              charter, the charter  payments  are
                              cash  payments;  and  (iii) for the
                              purposes of this section,  the term
                              'Affiliate' shall also include  any
                              officer, director or shareholder of
                              the Company.'

                         (8) Concerning Subsection 13(c)(5). In Subsection 13(c)(5), insert '(i)' after the word 'except' the last time such word appears; substitute a comma for the semicolon at the end of the clause; and add '(ii) for guarantees of the obligations of American Heavy Lift Shipping Company, (iii) for any wholly owned subsidiary in the Company's consolidated group, or (iv) as to work or the performance of work by the Company's subcontractors, suppliers or vendors with respect to the sale of products or services by the Company to third parties.'

                         (9) Concerning Subsection 13(c)(6). At the end of Subsection 13(c)(6), add the phrase, 'except if the primary business activity of the Company remains shipping and/or shipbuilding.'

                         (10) Concerning    Subsection    13(c)(7).     The
                    provisions of Subsection 13(c)(7) of Exhibit 1 hereto are hereby amended and restated in their entirety to read as follows:

                              'Enter    into    any   merger   or
                              consolidation   or  convey,   sell,
                              lease, mortgage,  grant  a security
                              interest  in  or otherwise transfer
                              or   dispose  of  any   substantial
                              portion   of   its   properties  or
                              assets,  except for any  assets  in
                              inventory   and/or   the   proceeds
                              thereof,  provided,  however,   the
                              Company shall not be deemed to have
                              conveyed,  sold, leased, mortgaged,
                              granted a security  interest  in or
                              otherwise  transferred  or disposed
                              of  a  substantial portion  of  its
                              properties or assets if (i) the Net
                              Book Value (defined as the original
                              book  value   of   an   asset  less
                              depreciation   calculated   on    a
                              straight line basis over its useful
                              life)  of  the  aggregate of all of
                              the assets (except  for  any assets
                              in  inventory  and/or  the proceeds
                              thereof)   in   which   a  security
                              interest has been granted, or which
                              have  been conveyed, sold,  leased,
                              mortgaged  or otherwise transferred
                              or disposed of (and with respect to
                              assets subject  to the restrictions
                              of  this Subsection,  which  assets
                              are   leased,   mortgaged,   or   a
                              security  interest granted therein,
                              excluding assets  leased, mortgaged
                              or  so  encumbered in  a  prior  12
                              consecutive  calendar  month period
                              or undertaken in connection  with a
                              refinancing   or   renewal  of  the
                              indebtedness  secured   thereby  on
                              terms  and conditions substantially
                              similar    to   those   terms   and
                              conditions of such prior financing,
                              with ten (10)  days  written notice
                              to  the  Secretary  prior   to  the
                              closing   of  such  refinancing  or
                              renewal) by  the Company during any
                              period  of 12 consecutive  calendar
                              months does  not  exceed 10 percent
                              of the total Net Book  Value of all
                              of the Company's assets (except for
                              any assets in inventory  and/or the
                              proceeds thereof, and, further, the
                              assets which are the basis  for the
                              calculation  of  the 10 percent  of
                              the  Net  Book  Value   are   those
                              assets,  except  for  any assets in
                              inventory   and/or   the   proceeds
                              thereof,   indicated  on  the  most
                              recent  audited   annual  financial
                              statement required  to be submitted
                              pursuant to Section 14 hereof prior
                              to the date of the sale);  (ii) the
                              Company retains the proceeds of (x)
                              the  conveyance,  sale,  lease,  or
                              other  transfer  or disposition  of
                              assets (other than inventory and/or
                              the proceeds thereof)  or  (y)  any
                              indebtedness or obligations secured
                              by  the  mortgage,  granting  of  a
                              security   interest   in  or  other
                              similar transfer or disposition  of
                              assets (other than inventory and/or
                              the  proceeds  thereof)  for use in
                              accordance   with   the   Company's
                              regular     business    activities,
                              including without  limitation,  the
                              repayment  of  indebtedness  of the
                              Company, and (iii) the sale is  not
                              otherwise  prohibited by subsection
                              13(c)(3)  above.    Notwithstanding
                              any   other   provision   of   this
                              subsection  13(c)(7),  the  Company
                              shall   not  consummate  such  sale
                              without the  prior  written consent
                              of the Secretary if the Company has
                              not,  prior  to  the time  of  such
                              sale,  submitted to  the  Secretary
                              the financial statement referred to
                              in (i) of  this subsection, and any
                              attempt to so  consummate such sale
                              absent such approval  shall be null
                              and void ab initio.'"

               4. Concerning Attachment A to the Special Provisions of the Agreement. Attachment A to the Special Provisions of the Agreement is hereby deleted in its entirety and Attachment A to Title XI Reserve Fund and Financial Agreement in the form attached hereto as Exhibit 1 to this Amendment No. 5 is inserted in lieu thereof. The Agreement, as amended by this Amendment No. 5, shall apply to the Vessel described in Attachment A to Exhibit 1 attached hereto. Any allocable financial requirements or other specific requirements relating to the Vessel shall be so indicated in Attachment A. It is the intention of the Agreement, as amended by this Amendment No. 5, that it remain in effect so long as the Company owns the Vessel with Title XI guaranteed obligations outstanding relating to such Vessel.


                                    ARTICLE SECOND

                                     COUNTERPARTS

               This Amendment No. 5 may be executed in any number of counterparts. Each of said counterparts shall be deemed to be an original, but together shall constitute but one and the same instrument.

                                    ARTICLE THIRD

                                       CONFLICT

               In the event of any conflict in or inconsistency between the Special Provisions of the Agreement and Exhibit 1 to the Agreement, said Special Provisions shall control.

                                    ARTICLE FOURTH

                                CONCERNING REGULATIONS

               Pursuant to 46 C.F.R S298.43 in effect on the date hereof, the regulations set forth in 46 C.F.R. S298.1, et seq. (the "Regulations") in effect on the date hereof are fully applicable herein; provided, however, that to the extent the Secretary has authority to waive such Regulations, or any of them, and has waived them herein, they are hereby waived; and provided, further, that any amendment to said Regulations or any regulation or regulations hereafter promulgated or issued shall not be applicable herein. The Secretary has not used any of his authority under 46 C.F.R. S298.39 to exempt the Company from any requirement of the Regulations.

                                    ARTICLE FIFTH

                                      AMENDMENT

               The Agreement, as amended and supplemented by this Amendment No. 5, is in all respects confirmed and shall remain in full force and effect.

               IN WITNESS WHEREOF, this Amendment No. 5 has been executed by the parties hereto on the day and year first above written.


                                     AVONDALE INDUSTRIES, INC., as Shipowner

          (SEAL)                     By: /s/ Thomas M. Kitchen
                                         ---------------------
                                         Thomas M. Kitchen, Vice President

          ATTEST:


          /s/ Bruce Hicks
          ---------------
          Bruce Hicks
          Assistant Secretary


                                     UNITED STATES OF AMERICA
                                     DEPARTMENT OF TRANSPORTATION

                                     BY: MARITIME ADMINISTRATOR

          (SEAL)                     By: /s/ Joel C. Richard
                                         -------------------
                                         Joel C. Richard
                                         Secretary, Maritime Administration
          ATTEST:

          /s/ Sarah J. Johnson
          --------------------
          Sarah J. Johnson
          Assistant Secretary
          Maritime Administration

4.3(c)



                                                                 EXHIBIT  2
                                                                         TO
                                                         THIRD SUPPLEMENTAL
                                                                  INDENTURE



         S P E C I M E N  B O N D



          $_______________                                         No. ____


                         UNITED STATES GOVERNMENT GUARANTEED
                          SHIP FINANCING BOND - 2000 SERIES
                      7.86% Sinking Fund Bond due July 15, 2000

                                      Issued by

                              AVONDALE INDUSTRIES, INC.


                       Principal and interest guaranteed under
                Title XI of the Merchant Marine Act, 1936, as amended.


               AVONDALE INDUSTRIES, INC., a Louisiana corporation, (herein called the "Shipowner"), FOR VALUE RECEIVED, promises to pay to
          _________________________
          _________________________________________________________________,
          or     registered     assigns,     the     principal    sum    of
          __________________________________________________________DOLLARS
          on July 15, 2000 and to pay interest, semi-annually on January 15 and July 15 of each year, commencing on July 15, 1995, on the unpaid principal amount of this Bond at the rate of 7.86% per annum (calculated on the basis of a 360-day year of twelve 30-day months) from the interest payment date referred to above next preceding the date of this Bond to which interest on the Bonds has been paid (unless the date hereof is the date to which interest on the Bonds has been paid, in which case from the date of this Bond), or, if no interest has been paid on the Bonds since the original issue date (as defined in the Indenture hereinafter mentioned) of this Bond, from such original issue date, until payment of said principal sum has been made or duly provided for, and at the same rate per annum on any overdue principal.

               The principal of and the interest on this Bond, as well as any premium hereon in case of certain redemptions hereof prior to maturity, are payable to the registered owner hereof at the Corporate Trust Office of the Indenture Trustee hereinafter referred to, Chemical Bank, 450 West 33rd Street, New York, New York 10001, or at the offices or agencies which may be maintained from time to time by the Shipowner for such purposes in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein; provided, that principal, premium, if any, or interest may be paid at the option of the Shipowner (other than in the case of a redemption in whole of this Bond or upon the maturity of this Bond) by check mailed to the address of the registered owner hereof as such address shall appear in the Obligation Register of said Indenture Trustee, and provided further, that the Shipowner and the registered owner hereof may enter into other arrangements as to payment in accordance with the Special Provisions of the Indenture. Prior to any sale, assignment or transfer of this Bond by the registered owner hereof in respect of which a principal payment has been made, the registered owner hereof shall either: (i) cause a proper notation of all such principal payments to be made hereon, or
          (ii) present this Bond to the Indenture Trustee so that it may make such notation. Upon redemption in whole of this Bond or upon maturity of this Bond, the principal, premium, if any, and interest due thereon shall be paid by check to the address of the registered owner hereof as such address shall appear in the Obligation Register, subject to the provisions of the Special Provisions of the Indenture concerning home office payment, only upon surrender of this Bond, by mail or other means, to the Indenture Trustee at the office of the Indenture Trustee set forth in the Special Provisions of the Indenture.

               This Bond is one of an issue of bonds of the Shipowner of $4,268,000 aggregate principal amount of sinking fund bonds designated as its "United States Government Guaranteed Ship Financing Bonds, 2000 Series" as issued pursuant to the Third Supplemental Indenture to Trust Indenture dated as of February 9, 1995 (the "Third Supplemental Indenture") which supplemented a Trust Indenture dated October 21, 1975 (said Trust Indenture, as supplemented by Assumption Agreement and Supplemental Indenture dated September 16, 1985, Master Assumption Agreement Supplemental Indenture No. 2 and Amendment to Title XI Financing Documents dated March 13, 1991 and the Third Supplemental Indenture and as the same may be further amended, modified or supplemented from time to time as permitted thereunder, herein called the "Indenture"), between the Shipowner and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), a New York corporation, as Indenture Trustee (said Indenture Trustee and its successors under the Indenture, herein called the "Indenture Trustee"), for the purpose of refinancing, through a redemption, the outstanding United States Government Guaranteed Ship Financing Bonds, Series B issued on October 21, 1975 ("Original Bonds"). Reference is hereby made to the Indenture for a definition of certain terms used herein and a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Shipowner and the Indenture Trustee and the rights and limitations of rights thereunder of the Holders of the Bonds.

               In accordance with the terms of an Authorization Agreement dated October 21, 1975, as supplemented by Supplement No. 1 to Authorization Agreement dated as of September 16, 1985, Master Assumption Agreement, Supplemental Indenture No. 2 and Amendment to Title XI Financing Agreements dated March 13, 1991, and Amendment No. 3 to Authorization Agreement dated the date hereof (said Authorization Agreement, as so supplemented and amended and as the same may be further amended, modified or supplemented from time to time as permitted thereunder, herein called the "Authorization Agreement") between the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, successor by operation of law to the Secretary of Commerce, acting by and through the Assistant Secretary of Commerce for Maritime Affairs (herein called the "Secretary"), and the Indenture Trustee and by endorsement of the guarantee of the United States of America (herein collectively called the "Guarantees") on each of the Bonds and the authentication and delivery of the Guarantees by the Indenture Trustee, all pursuant to Title XI of the Merchant Marine Act, 1936, as amended and in effect on February 9, 1995 (herein called the "Act"), the Bonds are guaranteed by the United States of America as provided in the Authorization Agreement and in the Guarantees endorsed thereon. Reference is hereby made to the Authorization Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Secretary and the Indenture Trustee and the rights and limitations of rights of the Holders of the Bonds.

               Section 1103(d) of Title XI of the Act provides that:

                    "The full faith and credit of the United States is
               pledged to the payment of all guarantees made under this title with respect to both principal and interest, including interest, as may be provided for in the guarantee, accruing between the date of default under a guaranteed obligation and the payment in full of the guarantee."

               If an Indenture Default (defined in Section 6.01 of Exhibit 1 to the Indenture as a Payment Default or the giving of a Secretary's Notice) shall have occurred and be continuing, the Indenture Trustee, as provided in the Indenture, shall, not later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the Guarantees, whereupon the entire unpaid principal amount of the Outstanding Bonds and all unpaid interest thereon shall become due and payable on the first to occur of the date which is 30 days from the date of such demand or the date on which the Secretary pays the Guarantees. If no demand for payment of the Guarantees shall have been made by the Indenture Trustee on or before the 30th day following an Indenture Default, the Holder of any Outstanding Bond may, in the manner provided in the Indenture, make such demand in place of the Indenture Trustee. In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary, as provided in the Authorization Agreement, will publish notice in the authorized newspapers, which shall include "The Wall Street Journal" (all editions) and "The Journal of Commerce", of the occurrence of such Indenture Default within 30 days from the date of such Indenture Default unless demand for payment under the Guarantees shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee or any Holder of a Bond in respect of such Indenture Default.

               Within 30 days from the date of any demand for payment of the Guarantees, the Secretary shall pay to the Indenture Trustee, as agent and attorney-in-fact for the Holders of the Outstanding Bonds (including this Bond), all the unpaid interest to the date of such payment on, and the unpaid balance of the principal of such Bonds in full, in cash; provided that, in the case of a demand made as a result of a Payment Default, the Secretary shall not be required to make any such payment if within such 30-day period (and prior to any payment of the Guarantees by the Secretary) the Secretary finds either that there was no Payment Default or that such Payment Default was remedied prior to the demand for payment of the Guarantees, in which event the Guarantees shall continue in full force and effect.

               The Holder of this Bond, by the purchase and acceptance hereof, hereby irrevocably appoints the Indenture Trustee and each other Holder of any Outstanding Bond as agent and attorney-in-fact for the purpose of making any demand for payment of the Guarantees and (in the case of the Indenture Trustee) of receiving and distributing such payment; provided that no action or failure to act by the Indenture Trustee shall affect the right of the Holder of this Bond to take any action whatsoever permitted by law and not in violation of the terms of this Bond or of the Indenture.
               In the event of (a) a default, continued for 25 days, in the payment of the principal of or interest on the Bonds (including this Bond) when due or (b) any default under a mortgage, loan agreement or other security agreement between the Secretary, the Shipowner and any other parties (including the expiration of all notice and cure periods provided for thereunder), the Secretary shall have the right to and may, in its discretion by written notice given to the Indenture Trustee on or after said 25-day period or after such default but prior to receipt by the Secretary of a demand in accordance with the Indenture for payment under the Guarantees, assume all of the rights and obligations of the Shipowner under the Indenture and the Bonds and, if such default relates to the payment of the principal of and interest on the Bonds, make all payments then in default under the Bonds.

               Any amount payable by the Secretary under the Guarantees shall not be subject to any claim or defense of the United States of America, the Secretary, or others, whether by way of counterclaim, set-off, reduction or otherwise. Further, the Holder of this Bond shall have no right, title or interest in any collateral or security given by the Shipowner to the Secretary.

               After payment of the Guarantees by the Secretary to the Indenture Trustee, this Bond (1) if it has not then been surrendered for cancellation or cancelled, shall represent only the right to receive payment in cash of an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payments to the Holder of this Bond) equal to the unpaid principal amount hereof and the unpaid interest accrued hereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee, (2) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (3) shall not be entitled to any other rights or benefits provided in the Indenture, subject to Section 6.08 of the Indenture.

               The Bonds (including this Bond) may be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Shipowner, at any time or from time to time upon at least 30 and not more than 60 days' prior notice given as provided in the Indenture, at a redemption price equal to 100% of the principal amount thereof, plus the Make-Whole Amount (as defined in the Indenture) determined for the Redemption Date with respect to the principal amount to be redeemed, together with the interest accrued thereon to the date fixed for redemption.

               The  Bonds  (including   this  Bond)  are  also  subject  to
          redemption, upon the terms and conditions provided in the Indenture and upon like notice , through the operation of a mandatory sinking fund providing for the redemption on July 15, 1995, and on each January 15 and July 15 thereafter to and including January 15, 2000, at 100% of the principal amount thereof plus interest accrued thereon to such date, of a principal amount of such Bonds equal to $388,000 and on July 15, 2000, the entire unpaid principal amount of the Outstanding Bonds shall be paid in full, together with all interest accrued thereon to such date, provided, however, that notwithstanding the foregoing provisions of this paragraph, that in case the principal amount of Outstanding Bonds shall be reduced by reason of any redemption described in the next succeeding paragraph, the principal amount of Bonds to be redeemed through the operation of the mandatory sinking fund on each subsequent mandatory sinking fund redemption date shall be subject to reduction as provided in the Indenture. In lieu of making all or any part of any such mandatory sinking fund redemption, the Shipowner may, at its option, receive credit for Bonds (not previously credited against a mandatory sinking fund payment or which the Shipowner has advised the Indenture Trustee have been credited with respect to a determination by the Secretary as to whether or not the principal amount of Outstanding Obligations exceeds 75% of the depreciated actual cost or actual cost, as the case may be, of the Vessel, as determined by the Secretary under Section 1104A(b)(2) of the Act) (i) redeemed pursuant to the optional sinking fund redemption provided for in the last sentence of this paragraph, (ii) redeemed by the Shipowner pursuant to the optional redemption at a premium referred to above, or (iii) purchased or acquired by the Shipowner otherwise than by redemption. Bonds so credited shall be credited by the Indenture Trustee at 100% of the principal amount thereof. In addition to any such mandatory sinking fund redemption, the Shipowner may, at its option, redeem on the due date of any such mandatory sinking fund redemption, at 100% of the principal amount thereof , plus the Make-Whole Amount determined for the Redemption Date with respect to the additional principal amount to be redeemed, plus interest accrued thereon to such date, an additional principal amount of Bonds up to the principal amount of Bonds required to be redeemed pursuant to such mandatory sinking fund requirement on such date and before any credit pursuant to the preceding sentence; provided that the right to make any such optional sinking fund redemption shall not be cumulative.

               The  Bonds   (including  this  Bond)  are  also  subject  to
          redemption, upon the terms and conditions provided in the Indenture, in whole or in part, at 100% of the principal amount thereof plus interest accrued thereon to the date of redemption, upon at least 30 and not more than 60 days prior notice (a) in the event that Bonds must be redeemed so that the principal amount of all Obligations Outstanding after such redemption will not exceed 75% of the depreciated actual cost or actual cost, as the case may be, of the Vessel, as determined by the Secretary,
          (b) in the event of an actual, constructive, agreed or compromised total loss of, or requisition of title to, or seizure or forfeiture of, the Vessel or (c) in the event that, after an assumption by the Secretary of the Bonds, a purchaser of the Vessel from the Secretary does not assume all the rights and obligations of the Shipowner under the Indenture relating to the Vessel.

               The Bonds (including this Bond) may also be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Secretary, at any time following an assumption of the Bonds and the Indenture by the Secretary and prior to any sale of the Vessel to a purchaser which assumes the Shipowner's rights and obligations under the Bonds and the Indenture, upon at least 30 and not more than 60 days' prior notice given as provided in the Indenture at a Redemption Price equal to 100% of the principal amount to be redeemed plus interest accrued to the date fixed for redemption.

               Any optional redemption shall be subject to the receipt of the redemption moneys by the Indenture Trustee or any Paying Agent. Bonds called for redemption shall (unless the Shipowner shall default in the payment of such Bonds at the applicable redemption price plus accrued interest) cease to bear interest on and after the date fixed for redemption.

               As provided in and subject to Section 10.04 of the Indenture and to the extent permitted thereby, compliance by the Shipowner with any of the terms of the Indenture may be waived, and the Indenture and the rights and obligations of the Shipowner and the rights of the Holders of the Bonds (including this Bond) thereunder may be modified, at any time with the prior consent of the Secretary and, except as otherwise expressly provided in the Indenture, the consent of the Holders of at least 60% in principal amount of the Outstanding Bonds affected thereby in the manner and subject to the limitations set forth in the Indenture; provided that no such waiver or modification shall (1) without the consent of the Holder of each Bond affected thereby:
          (a) change the Stated Maturity or reduce the principal amount of any Bond, (b) extend the time of payment of, or reduce the rate of, interest thereon, (c) change the due date of or reduce the amount of any sinking fund payment, (d) reduce any premium payable upon the redemption thereof, or (e) change the coin or currency in which any Bond or the interest thereon is payable; or
          (2) without the consent of all Holders of Bonds: (v) terminate or modify any of the Guarantees or the obligations of the United States of America thereunder, (w) reduce the amount of any of the Guarantees, (x) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees, (y) eliminate or reduce the eligibility requirements of the Indenture Trustee, or (z) reduce the percentage of principal amount of Bonds the consent of whose Holders is required for any such modification or waiver.

               The Indenture provides that the Bonds (including this Bond) shall no longer be entitled to any benefit provided therein if the Bonds shall have become due and payable at Maturity (whether by redemption or otherwise) and funds sufficient for the payment thereof (including interest to the date fixed for such payment, together with any premium thereon) and available for such payment
          (1) shall be held by the Indenture Trustee or any Paying Agent, or (2) shall have been so held and shall thereafter have been paid to the Shipowner after having been unclaimed for 6 years after the date of maturity thereof (whether by redemption or otherwise) or the date of payment of the Guarantees, except for the right, if any, of the Holder to receive payment from the Shipowner of any amounts paid to the Shipowner as provided in (2) above with respect to this Bond, all subject, however, to the provisions of Section 6.08 of Exhibit 1 to the Indenture.

               This Bond is transferable by the registered Holder or by his duly authorized attorney, at the Corporate Trust Office of the Indenture Trustee, upon surrender or cancellation of this Bond, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon a new, fully registered Bond or Bonds of like series and maturity for the same aggregate principal amount will be issued to the transferee in exchange therefor, each in the principal amount of $250,000 or any whole multiple of $1,000 in excess of $250,000 subject to the provisions of the Indenture. The Indenture provides that the Shipowner shall not be required to make transfers or exchanges of (1) Bonds for a period of 15 days immediately prior to an interest payment date or (2) Bonds after demand for payment of the Guarantees and prior to payment thereof or rescission of such demand as provided in Section 6.02(a) of Exhibit 1 to the Indenture or (3) any Bond which has been selected for redemption in whole or in part.

               The Shipowner, the Secretary, the Indenture Trustee and any office or agency for the payment of Bonds may deem and treat the person in whose name this Bond is registered as the absolute owner thereof for all purposes, and neither the Shipowner, the Secretary, the Indenture Trustee, nor any such office or agency shall be affected by any notice to the contrary, whether this Bond shall be past due or not.

               No recourse shall be had for the payment of principal of, or the interest or premium (if any) on, this Bond, or for any claim based hereon or on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Shipowner or of any successor corporation, as such, either directly or through the Shipowner or any such successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, all such liability being expressly waived and released by the acceptance of this Bond and by the terms of the Indenture.

               Neither this Bond nor the Guarantee endorsed hereon shall be valid or become obligatory for any purpose until the Indenture Trustee shall have fully signed the authentication certificate endorsed hereon.

               IN WITNESS WHEREOF, the Shipowner has caused this Bond to be duly executed by the manual or facsimile signatures of its duly authorized officers under its corporate seal or facsimile thereof.

          Dated:February 9, 1995

                                             AVONDALE INDUSTRIES, INC.

          BY:__________________________________
          ITS:__________________________________

          [Seal]

          Attest:

          By:_________________________________
                      Secretary

             FORMS OF GUARANTEE AND TRUSTEE'S AUTHENTICATION CERTIFICATE
                                      FOR BONDS


                      GUARANTEE OF THE UNITED STATES OF AMERICA


               The United States of America, represented  by  the Secretary of Transportation, acting by and through the Maritime Administrator, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, hereby guarantees to the holder of the within Bond, upon demand of the holder or his agent, payment of the unpaid interest on, and the unpaid balance of the principal of, such Bond, including interest accruing between the date of default under such Bond and the payment in full of this Guarantee. The full faith and credit of the United States of America is pledged to the payment of this Guarantee. The validity of this Guarantee is incontestable in the hands of any holder of such Bond. Payment of this Guarantee will be made in accordance with the provisions of such Bond.

                                             UNITED STATES OF AMERICA
                                             SECRETARY OF TRANSPORTATION


                                    BY:___________________________________
                                              Maritime Administrator

          [Seal of the Department of Transportation]






                        TRUSTEE'S AUTHENTICATION CERTIFICATE


               This is one of the Bonds described in the Indenture and the foregoing Guarantee is one of the Guarantees described in the Authorization Agreement.

                                             CHEMICAL BANK,
                                             Indenture Trustee


                                       BY:________________________________
                                                     Authorized Officer

                           PAYMENTS ON ACCOUNT OF PRINCIPAL


                         Amount of       Balance of          Authorized
          Payment Date   Principal Paid  Principal Unpaid    Signature
          ------------   --------------  ----------------    ----------